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                                                                    EXHIBIT 23.1


                              Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Amendment No. 1 of this Registration Statement on Form S-3 of LSI Logic Corporation of our report dated January 23, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 22, 2002